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                                                                    EXHIBIT 99.1



THURSDAY JUNE 3, 6:55 AM EASTERN TIME

COMPANY PRESS RELEASE
SOURCE: Cafe Odyssey

Cafe Odyssey and Popmail Sign Definitive Merger Agreement

POPMAIL FIRST STEP OF PLAN TO BUILD SPECIALIZED MEDIA-ORIENTED INTERNET BUSINESS

MINNEAPOLIS, June 3 /PRNewswire/ -- Cafe Odyssey (Nasdaq: CODY - NEWS) announced that the definitive documents to purchase Popmail have been executed. Final closing remains subject to shareholder approval and the terms and conditions set forth in the merger agreement. At the regular annual meeting of shareholders, to be held in July, the shareholders of Cafe Odyssey will be asked to approve the transaction. Details will be available in the forthcoming shareholder proxy statement.

Following the Company's acquisition of Popmail, management intends to (i) rapidly implement its plans to build a specialized business-to-business media-oriented, Internet-based company through both internal growth and additional acquisitions, and (ii) examine the strategic alternatives and position of the Company's restaurant activities.

Cafe Odyssey's Board of Directors recently approved a plan to pursue growth through Internet acquisitions. Merger and acquisition candidates are expected to build on opportunities for Popmail. The Company is in simultaneous conversations with several companies and plans to vigorously pursue these opportunities. No definitive acquisition candidates are being disclosed, and no assurance can be given that these dialogues will result in firm contracts.

Stephen D. King, CEO, said, "The Popmail vision is a large opportunity by itself. The platform of Popmail will enable us to launch a broad range of specialized media-oriented Internet businesses. We are even more excited by the existence of several acquisition candidates, creating prospects of generating additional Internet revenue with strategically positioned companies."

James Anderson, Chairman of Popmail said, "The combination of our business plan and a forward-looking CEO like Stephen King allows for more growth and future success through specialized media-oriented Internet business. We welcome these new horizons."

Popmail is a leading provider of e-mail service to radio stations and their listeners. Popmail combines the power of the Internet with the most successful affinity-building mass medium ever created: Radio. By providing radio stations with an attractive e-mail service, offered to listeners free of charge, Popmail leverages radio's proven ability to engage audiences and attract advertisers. Popmail holds exclusive relationships with approximately 500 radio stations, reaching 100 million potential listeners each week. The consumer web site can be found at HTTP://WWW.POPMAIL.COM. The

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Cafe Odyssey restaurant division develops, owns and operates upscale, casual-themed restaurants. The concept is food-driven, with a menu that offers a broad selection of cuisine from around the world, including popular "cultural fusion" items. The Company currently operates three restaurants, one in Cincinnati, Ohio, one in the Mall of America, Minnesota and a third location in the Denver Pavilions, in downtown Denver, Colorado. The Company's web site can be found at HTTP://WWW.CAFEODYSSEY.COM.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, shareholder approval, those relating to development and construction activities, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.
SOURCE: Cafe Odyssey
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